As filed with the Securities and Exchange Commission on June 9, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Acadia Healthcare Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-2492228
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

(615) 861-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher L. Howard

Executive Vice President, General Counsel and Secretary

Acadia Healthcare Company, Inc.

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

(615) 861-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

James H. Nixon III, Esq.

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

(615) 244-6380

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	—	—	—	—

(1)	We are registering an unspecified and indeterminate number of shares of common stock, which may be offered from time to time at indeterminate prices.
(2)	Omitted pursuant to General Instruction II.E of Form S-3 under the Securities Act of 1933, as amended.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the entire registration fee, except for $47,297 that has already been paid with respect to common stock registered for sale by the Registrant and common stock registered for resale by certain selling stockholders, which common stock was previously registered pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-184456), initially filed on October 17, 2012 and subsequently declared effective on November 1, 2012, and such shares have not been issued and remain unsold. Pursuant to Rule 457(p), such unutilized filing fees may be applied to the filing fee payable pursuant to this Registration Statement.

PROSPECTUS

Acadia Healthcare Company, Inc.

Common Stock

We may from time to time offer shares of our common stock covered by this prospectus. We may offer our common stock in amounts, at prices and on terms set forth in an applicable prospectus supplement to this prospectus at the time of offering. In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts and on such terms as set forth in a prospectus supplement.

We and/or any selling stockholders may offer and sell shares of our common stock to or through one or more agents, dealers or underwriters, directly to purchasers, or through a combination of these methods on a continuous or delayed basis. We and/or any selling stockholders reserve the right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of our common stock, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See “Plan of Distribution.”

Our net proceeds from the sale by us of our common stock also will be set forth in the relevant prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by selling stockholders.

No common stock offered by this prospectus may be sold without delivery of an applicable prospectus supplement describing the method and specific terms of the offering. Any applicable prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you invest in our common stock.

Our shares trade on The NASDAQ Global Market under the symbol “ACHC.” On June 6, 2014, the last reported sale price of our common stock on The NASDAQ Global Market was $46.29 per share.

Investing in shares of our common stock involves substantial risks. See “Risk Factors” beginning on page 3 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as such term is defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under the automatic shelf registration process, our common stock described in this prospectus may be sold, over time and at any time, in one or more offerings. This prospectus provides a general description of our common stock that we or selling stockholders may offer. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Each time our common stock is sold under this prospectus, we will provide an applicable prospectus supplement that will contain information about the method and specific terms of that offering. Any applicable prospectus supplement and/or any applicable free writing prospectus may add, change or update information contained in this prospectus, and any statement that we make in this prospectus that is inconsistent with a statement made in any applicable prospectus supplement or applicable free writing prospectus will be deemed to be modified or superseded by such prospectus supplement or free writing prospectus. Before purchasing any shares of our common stock, you should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, any applicable prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any documents incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Our business, cash flows, condition (financial or otherwise), liquidity, prospects and/or results of operations may have changed since those dates.

In this prospectus, unless the context requires otherwise, (i) references to “Acadia,” the “Company,” “we,” “us” and “our” refer to Acadia Healthcare Company, Inc., together with its consolidated subsidiaries and

(ii) references to “selling stockholder” or “selling stockholders” include donees, pledgees, transferees or other successors-in-interest selling shares of common stock received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

CAUTIONARY NOTE REGARDING FINANCIAL INFORMATION

The audited combined financial statements as of and for the financial years ended December 31, 2013, 2012 and 2011 relating to Partnerships in Care and its consolidated subsidiaries that are incorporated by reference into this prospectus have been prepared in accordance with United Kingdom Accounting Standards, or UK GAAP. UK GAAP differs in certain respects from generally accepted accounting principles in the United States, or U.S. GAAP. Partnerships in Care has not prepared and does not currently intend to prepare its financial statements in U.S. GAAP. A reconciliation to U.S. GAAP is included in the Partnerships in Care financial statements.

This prospectus contains, or incorporates by reference, certain unaudited information, including revenue and operating statistics based on revenue, that is presented on a pro forma basis assuming that the Partnerships in Care acquisition occurred as of January 1, 2013. Management believes that the pro forma financial information is helpful given the rapid growth of Acadia through acquisitions. The unaudited pro forma financial information has been prepared using the acquisition method of accounting for business combinations under GAAP. The unaudited pro forma financial information is for illustrative purposes only and does not purport to represent what our financial condition or results of operations actually would have been had the events in fact occurred on the assumed date or to project our financial condition or results of operations for any future date or future period. The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto elsewhere in this prospectus supplement and the financial statements of Acadia in other reports that we have filed with the SEC.

CURRENCY EXCHANGE RATE

This prospectus contains translations amounts denominated in British Pounds Sterling into U.S. dollars at specific rates solely for the convenience of the potential investor. Unless otherwise noted, all translations from British pounds to U.S. dollars and from U.S. dollars to British pounds in this prospectus supplement were made at a rate of (£0.5972) British Pound Sterling for one ($1.00) U.S. Dollar or U.S. $1.6744 for one (£1) British Pound Sterling, the exchange rate set forth in the Federal Reserve Statistical Release, Foreign Exchange Rates on June 3, 2014. We make no representation that any amounts denominated in either British Pounds Sterling or U.S. dollars could have been, or could be, converted into either British Pounds Sterling or U.S. dollars, as applicable, at any particular rate, at the rates stated above, or at all.

THE COMPANY

Overview

We are the leading publicly-traded pure-play provider of inpatient behavioral health care services in the United States based upon number of licensed beds. As of March 31, 2014, we operated 52 behavioral healthcare facilities with over 4,300 licensed beds in 24 states and Puerto Rico.

Our inpatient facilities offer a wide range of inpatient behavioral healthcare services for children, adolescents and adults. We offer these services through a combination of acute inpatient psychiatric and specialty facilities and residential treatment centers, or RTCs. Our acute inpatient psychiatric and specialty facilities provide the most intensive level of care, including 24-hour skilled nursing observation and care, daily interventions and oversight by a psychiatrist and intensive, highly-coordinated treatment by a physician-led team of mental health professionals. Our RTCs offer longer-term treatment programs primarily for children and adolescents with long-standing chronic behavioral health problems. Our RTCs provide physician-led, multi-disciplinary treatments that address the overall medical, psychiatric, social and academic needs of the patient.

Our outpatient community-based services provide therapeutic treatment to children and adolescents who have a clinically defined emotional, psychiatric or chemical dependency disorder while enabling patients to remain at home and within their community. Many patients who participate in community-based programs have transitioned out of a residential facility or have a disorder that does not require placement in a facility that provides 24-hour care.

Acadia Healthcare Company, Inc. is a Delaware corporation. On May 13, 2011, we converted from a Delaware limited liability company (Acadia Healthcare Company, LLC) to a Delaware corporation (Acadia Healthcare Company, Inc.) in accordance with Delaware law. Our principal executive offices are located at 830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067, and our telephone number is (615) 861-6000. Our website is http://www.acadiahealthcare.com. The information contained on our website is not part of this prospectus, any applicable prospectus supplement or any applicable free writing prospectus and is not incorporated by reference into this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any other document that we file with the SEC.

Partnerships in Care Acquisition

On June 3, 2014, a subsidiary of Acadia agreed to acquire the entire issued share capital of Partnerships in Care Investments 1 Limited, a company incorporated in England and Wales, and the issued and outstanding A ordinary shares in the capital of Partnerships in Care Property 1 Limited, a company incorporated in England and Wales, pursuant to a share purchase agreement by and among Acadia, Piper Holdco 2, Ltd., a subsidiary of Acadia, Partnerships in Care Holdings Limited and The Royal Bank of Scotland plc. The entities to be acquired by Acadia operate 23 inpatient behavioral healthcare facilities with over 1,200 beds. The facilities are located in England, Wales and Scotland. For the year ended December 31, 2013, Partnerships in Care generated revenue of $267.0 million.

Under the terms of the share purchase agreement, Acadia will pay an amount to discharge the outstanding debt facilities of the target companies, and cash consideration for the equity to be acquired, which in the aggregate shall be equal to £395,000,000 (approximately $660,000,000), subject to adjustment in relation to cash, debt and working capital balances of the Partnerships in Care target companies. The share purchase agreement provides that the acquisition will close on July  1, 2014.

RISK FACTORS

Investing in shares of our common stock involves substantial risks. Before purchasing any shares of our common stock, you should carefully consider the risk factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other reports and information that we file with the SEC, including any risk factors and other information contained in any applicable prospectus supplement and/or applicable free writing prospectus. In particular, please see the risk factors described in our Current Report on Form 8-K filed on June 9, 2014, which update the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2013, both of which are incorporated by reference into this prospectus. The risks and uncertainties that we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. The occurrence of any of these risks could materially and adversely impact our business, cash flows, condition (financial or otherwise), liquidity, prospects and/or results of operations. Please also refer to the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements.” Forward-looking statements include any statements that address future results or occurrences. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “would,” “should,” “could” or the negative thereof. Generally, the words “anticipate,” “believe,” “continue,” “expect,” “intend,” “estimate,” “project,” “plan” and similar expressions identify forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contain forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, which could cause our actual results, performance or achievements to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

•	our ability to close our planned acquisition of Partnerships in Care in a timely manner or at all;

•	our ability to obtain the necessary financing for the Partnerships in Care acquisition on anticipated terms or at all;

•	our ability to amend our existing senior secured credit facility on time, on currently anticipated terms, or at all;

•	our significant indebtedness, our ability to meet our debt obligations, and our ability to incur substantially more debt;

•	difficulties in successfully integrating the operations of acquired facilities, including those acquired in the Partnerships in Care acquisition, or realizing the potential benefits and synergies of these acquisitions;

•	our ability to implement our business strategies in the United Kingdom and adapt to the regulatory and business environment in the United Kingdom;

•	the impact of payments received from the government and third-party payors on our revenues and results of operations, including the significant dependence of the Partnerships in Care facilities on payments received from the National Health Service in the United Kingdom, or NHS;

•	negative media coverage relating to patient incidents, which could adversely affect the price of our securities and result in incremental regulatory burdens and governmental investigations;

•	our future cash flow and earnings;

•	our restrictive covenants, which may restrict our business and financing activities;

•	our ability to make payments on our financing arrangements;

•	the impact of the economic and employment conditions in the United States and the United Kingdom on our business and future results of operations;

•	compliance with laws and government regulations;

•	the impact of claims brought against our facilities;

•	the impact of governmental investigations, regulatory actions and whistleblower lawsuits;

•	the impact of healthcare reform in the United States and abroad;

•	the impact of our highly competitive industry on patient volumes;

•	our ability to recruit and retain quality psychiatrists and other physicians;

•	the impact of competition for staffing on our labor costs and profitability;

•	our dependence on key management personnel, key executives and local facility management personnel;

•	our acquisition strategy, which exposes us to a variety of operational and financial risks, as well as legal and regulatory risks (e.g., exposure to the new regulatory regimes such as the United Kingdom for Partnerships in Care);

•	the impact of state efforts to regulate the construction or expansion of healthcare facilities (including those from Partnerships in Care) on our ability to operate and expand our operations;

•	our potential inability to extend leases at expiration;

•	the impact of controls designed to reduce inpatient services on our revenues;

•	the impact of different interpretations of accounting principles on our results of operations or financial condition;

•	the impact of environmental, health and safety laws and regulations, especially in states where we have concentrated operations;

•	the impact of an increase in uninsured and underinsured patients or the deterioration in the collectability of the accounts of such patients on our results of operations;

•	the risk of a cyber-security incident and any resulting violation of laws and regulations regarding information privacy or other negative impact;

•	the impact of laws and regulations relating to privacy and security of patient health information and standards for electronic transactions;

•	failure to maintain effective internal control over financial reporting;

•	the impact of fluctuations in our operating results, quarter to quarter earnings and other factors on the price of our securities;

•	the impact of our sponsor’s rights over certain company matters;

•	the impact of the trend for insurance companies and managed care organizations to enter into sole source contracts on our ability to obtain patients; and

•	those risks and uncertainties described from time to time in our filings with the SEC.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. These forward-looking statements are made only as of the date of this prospectus. Except as may otherwise be required by applicable law, we do not undertake and expressly disclaim any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

Unless we indicate otherwise in an applicable prospectus supplement, we intend to use the net proceeds from our sale of common stock offered by this prospectus for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities. Any allocation of the net proceeds of an offering of our shares of common stock to a specific purpose will be determined at the time of such offering and will be described in an applicable prospectus supplement to this prospectus.

We will not receive any proceeds from sales of common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK

Our amended and restated certificate of incorporation provides that our authorized capital stock consists of 90,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. As of May 31, 2014, there were 50,833,152 shares of our common stock and no shares of our preferred stock issued and outstanding.

This section summarizes the general terms of our common stock. The summaries in this section do not describe every aspect of our common stock. When evaluating our common stock, you should also refer to all of the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law, as amended, or DGCL. Our amended and restated certificate of incorporation and our amended and restated bylaws are incorporated by reference in the registration statement of which this prospectus forms a part.

Terms of Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election of directors, or as otherwise provided in our amended and restated certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting at which a quorum is present and entitled to vote on the subject matter. The holders of a majority of the outstanding voting power of all shares of capital stock entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of our stockholders. In the case of the election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

Dividend Rights

The holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Our ability to pay dividends on our common stock will be limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us, including restrictions under the terms of the agreements governing our indebtedness.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock are entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of its preferred stock, if any, before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares, including all shares offered by this prospectus, are validly issued fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that our board of directors may designate and issue in the future.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ACHC”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Registration Rights

Effective April 1, 2011, Acadia Healthcare Holdings, LLC, or Acadia Holdings, entered into an amended and restated registration rights agreement with the holders of substantially all of its equity securities at the time pursuant to which such holders have the right to demand the registration of all or a portion of their securities and have certain “piggyback” registration rights, subject to certain limitations. In connection with the consummation of our acquisition of PHC, Inc. on November 1, 2011, Waud Capital Partners and the other members of Acadia Holdings caused the dissolution of Acadia Holdings and the distribution of the common stock held by Acadia Holdings to its members. In connection with such dissolution and distribution, we assumed Acadia Holdings’ rights and obligations under the amended and restated registration rights agreement.

Stockholders Agreement

We are party to a stockholders agreement with Waud Capital Partners which provides it with certain rights over Company matters. In accordance with the terms of the stockholders agreement among Waud Capital Partners, Acadia and certain current and former members of our management, for so long as Waud Capital Partners owns at least 17.5% of our outstanding common stock, Waud Capital Partners is entitled to designate the pro rata number of our directors that is proportional (but rounded up to the nearest whole number) to its percentage ownership of our outstanding common stock, subject to the NASDAQ rules regarding director independence, and has consent rights to many corporate actions, such as issuing equity or debt securities, paying dividends, acquiring any interest in another company and materially changing our business activities. As of May 31, 2014, Waud Capital Partners owned approximately 23% of our outstanding common stock.

Antitakeover Effects of Delaware Law and Acadia’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in our control or our management.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation our board of directors is divided into three classes, with each class serving three-year staggered terms. In addition, under the DGCL, directors serving on a classified board of directors may only be removed from the board of directors with cause and by an affirmative vote of the majority of our common stock. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in our control or our management.

Requirements for Advance Notification of Stockholder Meetings

In accordance with our amended and restated certificate of incorporation, special meetings of the stockholders may be called only upon a resolution approved by a majority of our board of directors then in office.

Requirements for Nominations and Proposals at Stockholder Meetings

Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as brought by or at the direction of our board of directors. In accordance with our amended and restated bylaws, nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors will be elected at such special meeting, by any holder of our stock who (i) is a stockholder of record both at the time the notice is delivered and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in our amended and restated bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in our control or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the related certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders.

Business Combinations with Interested Stockholders

In accordance with our amended and restated certificate of incorporation we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203 of the DGCL. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that both Waud Capital Partners, any investment fund managed by Waud Capital Partners and any of their respective Affiliates and Associates (each as defined in our amended and restated certificate of incorporation) with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing shares of our stock and any persons to whom Waud Capital Partners sells at least five percent (5%) of our outstanding voting stock will be deemed to have been approved by our board of directors, and thereby not subject to the restrictions set forth in our amended and restated certificate of incorporation that have the same effect as Section 203 of the DGCL.

Requirements for Amendments to Acadia’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The DGCL provides that in order to amend the certificate of incorporation, the board of directors must adopt a resolution that then must be approved by the affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon, unless a greater vote is specified in the certificate of incorporation, and subject to any additional vote required by any series of preferred stock. In accordance with our amended and restated certificate of incorporation, the articles relating to the following topics may only be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of all of our outstanding shares of capital stock entitled to vote generally in the election of directors, other than shares of any “Interested Stockholder” (as defined in our amended and restated certificate of incorporation): Board of Directors (Article Six); Limitation of Director Liability (Article Seven); Limitations on Written Consent/Special Meetings (Article Eight); Business Combinations (Article Ten); Poison Pill (Article Eleven); Amendments (Article Twelve); Forum Selection (Article Thirteen); and Severability (Article Fourteen). Our amended and restated certificate of incorporation also provides that Article Nine, which deals with corporate opportunity, may only be amended, altered or repealed by a vote of 80% of the voting power of all of our shares of common stock then outstanding, voting together as a single class. See “—Corporate Opportunity.”

Our amended and restated certificate of incorporation provides that our amended and restated bylaws may be adopted, amended, altered or repealed by the affirmative vote of a majority of our board of directors. In addition, our bylaws may be adopted, amended, altered or repealed by the affirmative vote of the stockholders having at least a majority of the voting power of all of the then outstanding shares of our capital stock, voting together as a single class.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” does not apply against Waud Capital Partners, its affiliates, any investment fund managed by Waud Capital Partners or any of their respective portfolio companies or their respective partners, members, directors, employees, stockholders, agents or successors, in a manner that would prohibit them from investing in competing businesses or doing business with Acadia’s clients or customers. If the ownership of our common stock continues to be highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

Limitation on Liability and Indemnification of Officers and Directors

In accordance with our amended and restated bylaws, we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SELLING STOCKHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and re-sales by any selling stockholders named in an applicable prospectus supplement. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act, we may add secondary sales of shares of our common stock by any selling stockholders by filing an applicable prospectus supplement with the SEC. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will provide you with an applicable prospectus supplement naming the selling stockholder(s), the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by the selling stockholder(s). The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We may sell our common stock, and certain selling stockholders may sell common stock, in one or more of the following ways from time to time:

•	to or through agents, dealers or underwriters;

•	directly to one or more purchasers;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

Any prospectus supplement related to an offering of common stock will set forth the specific terms of such offering, including:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the common stock and the proceeds to Acadia and any selling stockholders from the sale; and

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation.

In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

If a dealer is used in the sale of common stock, we or the selling stockholders, if any, may sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement relating to that transaction.

The underwriters, dealers and agents participating in any distribution of the common stock may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us and selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us and the selling stockholders for certain expenses.

If so indicated in an applicable prospectus supplement, we and certain selling stockholders may authorize dealers acting as an agent to solicit offers by institutions to purchase our common stock from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of our common stock sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us and the selling stockholders.

Our common stock also may be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, or remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the selling stockholders will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us and the selling stockholders to indemnification by us against certain liabilities, including liabilities under the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell our common stock covered by this prospectus and any applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Any selling stockholders may also resell all or a portion of his, her or its shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided he, she or it meets the criteria and conforms to the requirements of that rule, Section 4(a)(1) of the Securities Act or other applicable exemptions, regardless of whether the common stock is covered by the registration statement of which this prospectus forms a part. Additionally, any selling stockholders may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling stockholders. Any selling stockholders also may sell shares short and redeliver shares to close out such short positions. Any selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling stockholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our common stock or the selling stockholders’ common stock or in connection with the offering of other securities not covered by this prospectus.

To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the common stock originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions, if commenced, may be discontinued by the underwriters at any time.

One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our amended and restated credit agreement, as amended, and may provide other commercial banking, investment banking and financial advisory services to us and/or our subsidiaries and affiliates from time to time in the ordinary course of business for which they have received customary fees and expenses.

During such time as we may be engaged in a distribution of the common stock covered by this prospectus we are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

LEGAL MATTERS

Certain legal matters with respect to the validity of the common stock being offered by this prospectus will be passed upon for us by Waller Lansden Dortch & Davis, LLP. Any underwriters, dealers or agents will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The consolidated financial statements of Acadia Healthcare Company, Inc., included in Acadia Healthcare Company Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Acadia Healthcare Company, Inc.’s internal control over financial reporting as of December 31, 2013 (excluding the internal control over financial reporting of DMC-Memphis, Inc. d/b/a Delta Medical Center, two facilities acquired from United Medical Corporation, The Refuge, a Healing Place, LLC, Longleaf Hospital, and Cascade Behavioral Hospital), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Acadia Healthcare Company, Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of DMC-Memphis, Inc. d/b/a Delta Medical Center, two facilities acquired from United Medical Corporation, The Refuge, a Healing Place, LLC, Longleaf Hospital, and Cascade Behavioral Hospital from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Partnerships in Care Limited 1 included in Exhibit 99.3 of Acadia Healthcare Company Inc. Current Report on Form 8-K dated June 9, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits filed with the registration statement, and the documents that we reference under the caption “Incorporation of Certain Documents by Reference.”

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information concerning the operation of the Public Reference Room. Our SEC filings, including the complete registration statement of which this prospectus is a part, are also available to the public at the SEC’s website at www.sec.gov.

We make available free of charge through our website, which you can find at www.acadiahealthcare.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not part of this prospectus, any applicable prospectus supplement or any applicable free writing prospectus and is not incorporated by reference into this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any other document that we file with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or contained in another document filed with the SEC in the future which itself is incorporated into this prospectus.

We are incorporating by reference the following documents, which we have previously filed with the SEC:

(1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(2) our Quarterly Report on Form 10-Q for the three months ended March 31, 2014;

(3) our Current Reports on Form 8-K filed with the SEC on February 19, 2014, April 11, 2014, April 23, 2014, May 23, 2014, June 6, 2014 and June 9, 2014 (other than, in each case, information therein deemed furnished and not filed);

(4) the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2014; and

(5) a description of our capital stock as set forth in our Registration Statement on Form 8-A, filed on October 31, 2011.

We incorporate by reference any documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of the offering made by this prospectus (other than, in each case, information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus. Requests for documents should be submitted in writing to Acadia Healthcare Company, Inc., 830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067, Attention: Chief Financial Officer. Our telephone number at that address is (615) 861-6000. Our website is at www.acadiahealthcare.com. The information contained on our website is not part of this prospectus, any applicable prospectus supplement or any applicable free writing prospectus and is not incorporated by reference into this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any other document that we file with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than the underwriting discounts and commissions payable us or any selling stockholders, as applicable, in connection with the offer and sale of the common stock being registered.

SEC registration fee	$—	(1)
FINRA filing fee	225,500
Printing expenses	—	(2)
Legal fees and expenses	—	(2)
Accounting fees and expenses	—	(2)
Transfer agent fees and expenses	—	(2)
Miscellaneous expenses	—	(2)

Total expenses	$—	(2)

(1)	In accordance with rules Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee for our common stock offered by this prospectus, except for $47,297 that has already been paid with respect to common stock registered for sale by the Registrant and common stock registered for resale by certain selling stockholders, which common stock was previously registered pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-184456), initially filed on October 17, 2012 and subsequently declared effective on November 1, 2012, and such shares have not been issued and remain unsold. Pursuant to Rule 457(p), such unutilized filing fees may be applied to the filing fee payable pursuant to this Registration Statement.
(2)	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of our common stock.

Item 15.	Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, will be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

In accordance with our amended and restated bylaws, we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We entered into indemnification agreements with each of our current directors and employment agreements with certain of our executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16.	Exhibits.

A list of exhibits filed with this registration statement is set forth on the Exhibit Index following the signature pages and is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on June 9, 2014.

ACADIA HEALTHCARE COMPANY, INC.

By:	/s/ Joey A. Jacobs
Joey A. Jacobs
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher L. Howard and David M. Duckworth, and each of them acting individually, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement and to sign any and all registration statements relating to the same offering of common stock as this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joey A. Jacobs Joey A. Jacobs	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)	June 9, 2014

/s/ David M. Duckworth David M. Duckworth	Chief Financial Officer (Principal Financial and Accounting Officer)	June 9, 2014

/s/ Bruce A. Shear Bruce A. Shear	Executive Vice Chairman and Director	June 9, 2014

/s/ E. Perot Bissell E. Perot Bissell	Director	June 9, 2014

/s/ William F. Grieco William F. Grieco	Director	June 9, 2014

/s/ Kyle D. Lattner Kyle D. Lattner	Director	June 9, 2014

Signature	Title	Date
/s/ Wade D. Miquelon Wade D. Miquelon	Director	June 9, 2014

/s/ William M. Petrie, M.D. William M. Petrie, M.D.	Director	June 9, 2014

/s/ Hartley R. Rogers Hartley R. Rogers	Director	June 9, 2014

/s/ Reeve B. Waud Reeve B. Waud	Director	June 9, 2014

EXHIBIT INDEX

Exhibit Number	Description of Document
1	Form of Underwriting Agreement(1)

2	Agreement, dated June 3, 2014, by and among Partnerships in Care Holdings Limited, The Royal Bank of Scotland plc, Piper Holdco 2, Ltd. and Acadia Healthcare Company, Inc. (the “Company”)(2)

3.1	Amended and Restated Certificate of Incorporation of the Company, as filed on October 28, 2011 with the Secretary of State of the State of Delaware(3)

3.2	Amended and Restated Bylaws of the Company(3)

4.1	Indenture, dated as of November 1, 2011, among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee(3)

4.2	Form of 12.875% Senior Note due 2018 (Included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of November 1, 2011, among the Company, the Guarantors named therein and Jefferies & Company, Inc.(3)

4.4	Indenture, dated as of March 12, 2013, among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee(4)

4.5	Form of 6.125% Senior Note due 2021 (Included in Exhibit 4.4)

4.6	Registration Rights Agreement, dated March 12, 2013, among the Company, the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated(4)

4.7	Stockholders Agreement, dated as of November 1, 2011, by and among the Company and each of the WCP and Management Investors Named therein(3)

4.8	Amendment, dated as of April 25, 2012, to the Stockholders Agreement, dated as of November 1, 2011, by and among Acadia Healthcare Company, Inc. and each of the Waud Capital Partners and management investors named therein(5)

4.9	Specimen Company Common Stock Certificate(6)

4.10	Amended and Restated Registration Rights Agreement, dated April 1, 2011, by and among Acadia Healthcare Holdings, LLC and the other persons party thereto(6)

4.11	Form of Subscription Agreement and Warrant(7)

5*	Opinion of Waller Lansden Dortch & Davis, LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of PricewaterhouseCoopers, LLP, Independent Accountants

23.3*	Consent of Waller Lansden Dortch & Davis, LLP (Included in Exhibit 5)

24*	Power of Attorney (Included on the signature page)

101.1	Pursuant to Rule 405 of Regulation S-T, the following financial information from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, is formatted in XBRL (Extensible Business Reporting Language) interactive data files: (i) the Consolidated Balance Sheets as of December 31, 2013 and 2012, (ii) the Consolidated Statements of Operations for the years ended December 31, 2013, 2012 and 2011, (iii) the Consolidated Statements of Equity for the years ended December 31, 2013, 2012 and 2011, (iv) the Consolidated Statements of Cash Flows for the years ended December 31, 2013, 2012 and 2011, and (v) the Notes to Consolidated Financial Statements.(8)

*	Filed herewith.
(1)	To be filed as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.
(2)	Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K, filed with the SEC on June 6, 2014 (File No. 001-35331).
(3)	Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K, filed with the SEC on November 1, 2011 (File No. 001-35331).
(4)	Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed March 12, 2013 (File No. 001-35331)
(5)	Incorporated by reference to an exhibit filed with the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2012 (File No. 001-35331).
(6)	Incorporated by reference to exhibits filed with the Company’s Registration Statement on Form S-1, as amended (File No. 333-175523), originally filed with the SEC on November 23, 2011.
(7)	Incorporated by reference to exhibits filed with PHC, Inc.’s Current Report on Form 8-K filed May 13, 2004 (File No. 001-33323).
(8)	Incorporated by reference to exhibits filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-35331).